EXHIBIT 23(a)

               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated
April 29, 1998 on our audits of the consolidated financial statements and financial statement schedules of Modine Manufacturing Company and Subsidiaries as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which reports are incorporated by reference or included in the 1998 annual report on Form 10-K.


                        PRICEWATERHOUSECOOPERS LLP

                         PricewaterhouseCoopers LLP



Chicago, Illinois
January 20, 1999

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